EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 26, 2007 relating to the financial statements and financial statement schedule of Crane Co., which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans," effective December 31, 2006, and Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share Based Payments," effective January 1, 2006, and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of Crane Co. for the year ended December 31, 2006 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

May 7, 2007